CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
ActiveCore Technologies, Inc

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 Amendment No. 1 of our report dated March 17, 2006, relating to the consolidated financial statements of ActiveCore Technologies, Inc. and Subsidiaries as of and for the year ended December 31, 2005, which appears in the ActiveCore Technologies, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the Securities and Exchange Commission on April 12, 2006.

Weinberg & Company, P.A.

Boca Raton, FL
April 6, 2007